UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

(Address of Principal Executive Offices)

(770) 632-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 3.02. Unregistered Sales of Equity Securities.

     On August 23, 2004, International Lease Finance Corporation, a California corporation (“ILFC”), exercised warrants (the “ILFC Warrants”) for 1,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), of World Airways, Inc., a Delaware corporation (the “Registrant”), at an exercise price of $2.50. The ILFC Warrants were issued to ILFC by the Registrant pursuant to a 1999 agreement entered into in connection with certain aircraft lease agreements. The ILFC Warrants had an expiration date of August 23, 2004.

     In addition, on August 10, 2004, the Air Transportation Stabilization Board exercised its corresponding warrants (the “ATSB Warrants”) to purchase 111,111 shares of Common Stock and, pursuant to the net exercise provisions of the ATSB Warrants, received 21,994 shares of Common Stock. The ATSB Warrants were issued in connection with an ATSB term loan and federal guarantee entered into on December 30, 2003.

     The shares of Common Stock issued upon exercise of the ILFC Warrants and the ATSB Warrants were issued by the Registrant in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving a public offering. Such shares have been, however, registered for resale under the Securities Act.

     A copy of the press release issued by the Registrant on August 24, 2004, announcing the exercise of the ILFC Warrants and the ATSB Warrants, is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Document
99.1	Press Release of World Airways, Inc. issued August 24, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc. (Registrant)

Date: August 24, 2004	By: Name: Title:	/s/ Randy J. Martinez Randy J. Martinez President and CEO